Exhibit 10.60

RECEIVED MAY 10 2005 ISI DETENTION CONTRACTING

P.O. Box 543033

Dallas, TX 75354

Phone 972.247.1888 ~ Fax 972. 247.4455

May 6,  2005

Robert-Roller

Metroplex Control Systems

12918 Delivery Drive

San Antonio, TX 78247

Dear Robert,

Enclosed are two originals of the lease renewal agreement. Please sign and return one and keep the other for your records.

Please call me at 214.502.4882 or my assistant, Lisa Stoffregen at 972.247.1888 if you have any questions or concerns.

Thank you again for your lease renewal. I appreciate your business and wish you continued success.

Sincerely,

/s/ Neil Felder
Neil Felder

Renewal of Lease Agreement – 2472 Southwell Drive

This Amendment of Lease Agreement made and entered into this             Day of April 2005, by and between Neil Felder (Landlord) and ISI Controls, Ltd., a Texas limited partnership (Tenant).

WHEREAS, Landlord and Tenant have entered into that certain agreement dated March 10, 2000, in which ISI Controls, Ltd. Assumed the lease of Metroplex Control Systems, Inc. (and amended on June 26th, 2001) covering the premises described in the lease dated January 19th, 1996 and amended June 30th, 1999, the term of such lease and subsequent renewal thereof and:

WHEREAS, Landlord and Tenant wish to continue the lease on the same terms and conditions, provisions, agreements, except:

1.  The term of the lease shall be extended from July 31st, 2005 to the last day of June 2009 (4 year extension).

2.  Monthly rent shall be $5,000.00 beginning with the August 2005 rent payment.

WITNESS WHEREOF, Landlord and Tenant have executed this agreement as of the date first above written. All other terms and condition of original lease and amendments and assignments, will remain enforce.

Landlord:		Tenant:
Neil Felder		ISI Controls, Ltd.

/s/ Neil Felder	4/22/05	/s/ Robert Roller	5/11/2005
Neil Felder	Date		Date
Managing Partner		President

RENEWAL OF LEASE – 2472 SOUTHWELL DRIVE

THIS RENEWAL OF LEASE, MADE AND ENTERED INTO THIS 30TH DAY OF JUNE 1999, BY AND BETWEEN LANDLORD, NEIL FELDER AND TENANT, METROPLEX CONTROL SYSTEMS, INC., LOCATED AT 2472 SOUTHWELL DRIVE, DALLAS, TEXAS, 75229.

WHEREAS, Landlord and Tenant have entered into that certain agreement dated January 19th, 1996, covering the premises described in the lease, the term of such lease and subsequent renewal thereof and:

WHEREAS, Landlord and Tenant wish to continue the lease on the same term and conditions, provisions, agreements, except:

1)   Lease term shall be extended from August 1st, 1999 through July 31st, 2002 (3 year extension).

2)   Rental rate shall be $4,800.00 per month beginning with the August 1999 rent payment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency which is hereby acknowledged, Landlord does hereby lease, demise and let unto Tenant, and Tenant does hereby take and accept the lease premises, and Landlord and Tenant do hereby agree that the lease shall begin on August 1st 1999 and will expire on July 31st, 2002.

WITNESS WHEREOF, Landlord and Tenant have executed this renewal of lease as of the date first above written.  All other terms and conditions of original lease agreement dated January 19th, 1996 will remain enforce.

LANDLORD:		TENANT:

Neil Felder		Metroplex Control Systems:

/s/ Neil Felder		/s/ [illegible]

Date:	7/11/99	Date:	6/30/99

GREATER DALLAS ASSOCIATION OF REALTORS®, INC. LEASE AGREEMENT

ARTICLE ONE: BASIC TERMS

1.01.	Date of Lease:	January 19, 1996

1.02.	Landlord: Address of Landlord:	Neil Felder 2441 Arbuckle Dallas, TX 75229

1.03.	Tenant: Address of Tenant:	Metroplex Control Systems, Inc. 2472 Southwell Dallas, TX 75229

1.04.	Property (Include street address, as well as legal description and approximate square footage):

2472 Southwell Drive, Dallas, Dallas County, Texas. Legal description Exhibit A attached. Approximately 11,000 square feet.

1.05.	Lease Term: Three (3) years beginning on August 1st, 1996 and ending on August 1st, 1999

1.06.	Rent: $162,000.00
Dollars ($ 4,500.00) per month.

1.07.	Security Deposit: $3,570.00 (on Deposit)

1.08.	Permitted Use. (see Section 6.0.1): General office / assembly / distribution of security systems & control systems & assemblies.

-NONE-

-NONE-

1.12.	Base Year for Taxes (see Section 4.02): 1995

1.13.	Party to Receive Payments from Tenant Hereunder: :

Landlord. (strike one)

1.14.	Daily Late Charge (See Section 3.03): Rent received after the Seventh(7) day of month due subject to a service charge (late fee) of five percent (5%) of such past due

[ILLEGIBLE]

delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the Commencement Date and expiration date of the Lease.

2.03. Early Occupancy. If Tenant occupies the Property prior to the Commencement Date. Tenant’s occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the occupancy period.

2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord from any delay by Tenant in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease. Tenant’s occupancy of the Property shall be a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%).

ARTICLE THREE: RENT AND SECURITY DEPOSIT

3.01. Manner of Payment. All sums to become due hereunder by Tenant shall be made to the party named in Section 1.13 above, at the address stated herein for such party, unless such address is changed as provided herein.  All sums payable by Tenant hereunder, whether or not expressly denominated as rent, shall constitute rent for the purposes of section 502(b) (7) of the Bankruptcy Code.

3.02. Time of Payment. Upon execution hereof. Tenant shall pay the rent for the first month of the Lease Term. On or before the first day of the second month of the Lease Term and of each month thereafter, a like monthly installment shall be due and payable, in advance, without off-set, deduction or prior demand. If the Lease Term commences or ends during a calendar month, the rent for any fractional calendar month following the Commencement Date or preceding the end of the Lease Term shall be prorated by days.

3.03. Late Charges. Tenant’s failure to pay sums due hereunder promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, deed of trust or mortgage encumbering the Property. Therefore, if any sum due hereunder is not received on its due date. Tenant shall pay the party named in Section 1.13 above a late charge equal to the sum stated in Section 1.14 from its due date until such delinquent sum is received. If any check tendered in payment of any sum due from Tenant hereunder is returned for any reason. Tenant shall pay a late charge for each day from said due date until such check is made good. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment or such returned check.

3.04. Security Deposit.  Landlord is currently in possesion of tenant’s security deposit. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit. Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Upon any termination of this Lease not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this Lease. Landlord shall refund the unused portion of the Security Deposit to Tenant.

ARTICLE FOUR: TAXES

4.01. Payment by Landlord. Landlord shall pay the real estate taxes on the Property during the Lease Term.

4.02. Payment by Tenant. Tenant shall pay the party named in Section 1.13 above, as additional rental, the excess, if any, of the real estate taxes for any year during the Lease Term over the real estate taxes for the base year stated in Section l.12. Tenant shall make such payment within fifteen (15) days after receipt of a statement showing the amount and computation of such increase. Tenant shall be responsible for the pro-rata portion of such additional rental for any fractional part of a year preceding the end of the Lease Term, which prorated sum shall be due and payable upon the termination of this Lease. If the termination of this Lease occurs before the tax rate is fixed for the particular year, the proration shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, and notwithstanding the termination of this Lease, any difference in the actual real estate taxes for such year shall be adjusted between the parties upon receipt of written evidence of the payment thereof.

4.03 Improvements by Tenant. In the event the real estate taxes levied against the Property for the real estate tax year in which the Lease Term commences are increased as a result of any alterations, additions or improvements made by Tenant or by Landlord at the request of Tenant. Tenant shall pay to Landlord upon demand the amount of such increase. For the purposes of the calculations under Section 4.02, the amount of the real estate taxes during the real estate tax year in which the Lease Term commences shall not include any taxes resulting from any such alterations, additions or improvements made in or to the Property. Landlord shall obtain from the tax assessor or assessors a written statement of the total amount of such increase.

4.04. Joint Assessment. If the real estate taxes are assessed against the Property jointly with other property not constituting a part of the Property, the real estate taxes for such years shall be equal to the amount bearing the same proportion to the aggregate assessment that the total square feet of building area in the Property bears to the total square feet of building area included in the joint assessment.

4.05. Personal Property Taxes. Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have its personal property taxed separately from the Property, but if any of Tenant’s personal property is taxed with the Property. Tenant shall pay the taxes for the personal property within fifteen (15) days after Tenant receives a written statement for such personal property taxes.

ARTICLE FIVE: INSURANCE AND INDEMNITY

5.01. Casualty Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in such amount or percentage of replacement value as Landlord or its insurance advisor deems reasonable in relation to the age, location, type of construction and physical condition of the Property and the availability of such insurance at reasonable rates. Such policies shall provide protection against all perils included within the classification of fire and extended coverage and any other perils [ILLEGIBLE]

under this Section by naming Landlord as an additional insured under a policy of comprehensive liability insurance maintained by Tenant and containing the coverage and provisions described in this Section. Tenant shall deliver a copy of such policy or certificate (or a renewal thereof) to Landlord prior to the Commencement Date and prior to the expiration of any such policy during the Lease Term. If Tenant fails to maintain such policy. Landlord may elect to maintain such insurance at Tenant’s expense. Tenant shall, at Tenant’s expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant.

5.04. Indemnity. Landlord shall not be liable to Tenant or to Tenant’s employees, agents or visitors, or to any other person whomsoever, for any injury to persons or damage to property on or about the Property or any adjacent area owned by Landlord caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees or concessionaires or any other person entering the Property under express or implied invitation of Tenant, or arising out of the use of the property by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations hereunder; and Tenant hereby agrees to indemnify Landlord and hold it harmless from any loss, expense or claims arising out of such damage or injury. Tenant shall not be liable for any injury or damage caused by the negligence or misconduct of Landlord, or its employees or agents, and Landlord agrees to indemnify Tenant and hold it harmless from any loss, expense or damage arising out of such damage or injury.

5.05. Waiver of Subrogation. Each party hereto waives any and every claim which arises or may arise in its favor against the other party hereto during the term of this Lease or any renewal or extension thereof for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of the Property, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under such insurance policies. Such mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as such mutual waivers shall preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company (or any other person) each party hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of such mutual waivers, and to cause such insurance policies to be properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such waivers.

ARTICLE SIX:  USE OF PROPERTY

6.01. Permitted Use. Tenant may use the Property only for the permitted use stated in Section 1.08.

6.02. Compliance with Law. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Property, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the Property, all at Tenant’s sole expense.

6.03. Certificate of Occupancy. Tenant may prior to the commencement of the term of this Lease, apply for a Certificate of Occupancy to be issued by the municipality in which the Property is located, but this Lease shall not be contingent upon issuance thereof. Nothing herein contained shall obligate Landlord to install any additional electrical wiring, plumbing or plumbing fixtures which are not presently existing on the Property, or which have not been expressly agreed upon by Landlord in writing.

6.04. Signs. Without the prior written consent of Landlord. Tenant shall not place or affix any signs or other objects upon or to the Property, including but not limited to the roof or exterior walls of the building or other improvements thereon, or paint or otherwise deface said exterior walls. Any signs installed by Tenant shall conform with applicable laws and deed and other restrictions. Tenant shall remove all signs at the termination of this Lease and shall repair any damage and close any holes caused or revealed by such removal.

6.05. Utility Services. Tenant shall pay the cost of all utility services, including but not limited to initial connection charges, all charges for gas, water and electricity used on the Property, and for all electric lights, lamps and tubes.

6.06. Landlord’s Access. Landlord and its authorized agents shall have the right, during normal business hours, to enter the Property (a) to inspect the general condition and state of repair thereof. (b) to make repairs required or permitted under this Lease. (c) to show the property to any prospective tenant or purchaser or (d) for any other reasonable purpose. During the final 150 days of the lease Term. Landlord and its authorized agents shall have the right to erect and maintain on or about the Property customary signs advertising the Property for lease or for sale.

6.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease. Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

6.08. Exemptions from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom). goods, wares, merchandise or other property of Tenant. Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Property or upon other portions of any building of which the Property is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building of which the Property is a part. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.08 shall not however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

ARTICLE SEVEN: MAINTENANCE, REPAIRS AND ALTERATIONS

7.01. Acceptance of Premises. Tenant acknowledges that it has fully inspected the Property and accepts the Property in its condition as of the execution of this Lease as suitable for the purposes for which it is leased. Tenant acknowledges that, except as stated in the following sentence, neither Landlord nor an agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant’s intended use. Landlord represents that on the Commencement Date, the plumbing, electrical system and exterior doors, and any fire protection sprinkler system, heating system, air conditioning equipment and elevators existing on the date of this Lease, are or will be in good operating condition.

7.02. Landlord’s Obligation to Repair. Subject to the provisions of Article Eight (Damage or Destruction) and Article Nine (Condemnation) and except for damage caused by any act or omission of Tenant. Landlord shall keep the foundation, roof and the structural portions of exterior walls of the improvements of the Property in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. In addition, Landlord shall not be obligated to make any repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need of such repairs. If any repairs are required to be made by Landlord. Tenant shall, at Tenant’s sole cost and expense, promptly remove Tenant’s fixtures, inventory, equipment and other Property, to the extent required to enable Landlord to make such repairs. Landlord’s liability hereunder shall be limited to the cost of such repairs or corrections. Tenant waives the removal of such items, repair in a good and workmanlike manner any damage caused by installation or removal thereof. Tenant shall pay for all costs incurred or arising out of alterations, additions or improvements in or to the Property and shall not permit a mechanic’s or materialman’s lien to be asserted against the Property. Upon request by Landlord, Tenant shall deliver to Landlord proof of payment reasonably satisfactory to Landlord of all costs incurred or arising out of any such alterations, additions or improvements.

7.05. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of the Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Eight (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) prior to the termination of the Lease and to restore the Property to its prior condition, all at Tenant’s expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the termination of the Lease. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures: wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE EIGHT: DAMAGE OR DESTRUCTION

8.01. Notice. If the building or other improvements situated on the Property should be damaged or destroyed by fire, tornado or other casualty. Tenant shall immediately give written notice thereof to Landlord.

8.02. Partial Damage. If the building or other improvements situated on the Property should be damaged by fire, tornado or other casualty but not to such an extent that rebuilding or repairs cannot reasonably be completed within 120 days from the date Landlord receives written notification by Tenant of the happening of the damage, this Lease shall not terminate, but Landlord shall, at its sole cost and risk. proceed forthwith and use reasonable diligence to rebuild or repair such building and other improvements on the Property (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Property) to substantially the condition in which they existed prior to such damage: provided. however, if the casualty occurs during the final 18 months of the Lease Term, Landlord shall not be required to rebuild or repair such damage unless Tenant shall exercise its renewal option (if any is contained herein) within fifteen (15) days after the date of receipt by Landlord of the notification of the occurrence of the damage. If Tenant does not elect to exercise its renewal option or if there is no renewal option contained herein or previously unexercised at such time, this Lease shall terminate at the option of Landlord and rent shall be abated for the unexpired portion of this Lease, effective from the date of actual receipt by Landlord of the written notification of the damage. If the building and other improvements are to be rebuilt or repaired and are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be adjusted equitably.

8.03. Substantial or Total Destruction. If the building or other improvements situated on the Property should be substantially or totally destroyed by fire, tornado or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within 120 days from the date Landlord receives written notification by Tenant of the happening of the damage, this Lease shall terminate at the option of Landlord and rent shall be abated for the unexpired portion of this Lease, effective from the date of receipt by Landlord of such written notification. If this Lease is not terminated, the building and the improvements shall be rebuilt or repaired and rent abated to the extent provided under Section 8.02.

ARTICLE NINE: CONDEMNATION

If, during the term of this Lease or any extension or renewal thereof, all or a substantial part of the Property should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective from the date of taking of the Property by the condemning authority. If less than a substantial part of the demised premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation. Landlord, at its option. may by written notice terminate this Lease or shall forthwith at its sole expense restore and reconstruct the buildings and improvements (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Property) situated on the Property in order to make the same reasonably tenantable and suitable for the use for which the Property is leased as defined in Section 6.01. The rent payable hereunder during the unexpired portion of this Lease shall be adjusted equitably. Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this Lease shall not affect the rights of the respective parties to such awards.

ARTICLE TEN: ASSIGNMENT AND SUBLETTING

Tenant shall not, without the prior written consent of Landlord, assign this Lease or sublet the Property or any portion thereof. Any assignment or subletting shall be expressly subject to all terms and provisions of this Lease, including the provisions of Section 6.01 pertaining to the use of the Property. In the event of any assignment or subletting. Tenant shall remain fully liable for the full performance of all Tenant’s obligations under this Lease. Tenant shall not assign its rights hereunder or sublet the Property without first obtaining a written agreement from the assignee or sublessee whereby the assignee or sublessee agrees to be bound by the terms of this Lease. No such assignment or subletting shall constitute a novation. In the event of the occurrence of an event of default while the Property is assigned or sublet. Landlord, in addition to any other remedies provided herein or by law, may at Landlord’s option, collect directly from such assignee or subtenant all rents becoming due under such assignment or subletting and apply such rent against any sums due to Landlord hereunder. No direct collection by Landlord from any such assignee or subtenant shall release Tenant from the performance of its obligations hereunder.

ARTICLE ELEVEN: DEFAULT AND REMEDIES

11.01. Default. The following events shall be deemed to be events of default under this Lease:

(a) Failure of Tenant to pay any installment of the rent or other sum payable to Landlord hereunder on the date that same is due and such failure shall continue for a period of ten (10) days;

(b) Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of rent or other sum of money, and such failure shall not be cured within thirty (30) days after written notice thereof to Tenant;

(c) Tenant or any guarantor of Tenant’s obligations hereunder shall generally not pay its-debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors.

(d) Tenant or any guarantor of Tenant’s obligations hereunder shall commence any case, proceeding or other action seeking

[ILLEGIBLE]

(a) Terminate this Lease, in which event Tenant shall immediately surrender the Property to Landlord. If Tenant fails to so surrender such premises, Landlord may, without prejudice to any other remedy which it may have for possession of the Property or arrearages in rent, enter upon and take possession of the Property and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor. Tenant shall pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Property on satisfactory terms or otherwise:

(b) Enter upon and take possession of the Property, by force if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages therefor. and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, Landlord may relet the Property and receive the rent therefor. Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such reletting. In determining the amount of such deficiency, the brokerage commission, attorneys’ fees, remodeling expenses and other costs of reletting shall be subtracted from the amount of rent received under such reletting:

(c) Enter upon the Property, by force, if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, together with interest thereon at the rate of twelve percent (12%) per annum from the date expended until paid. Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, conditions and covenants herein contained.

11.03. Notice of Default. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure. Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

11.04. Limitation of Landlord’s Liability. As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

ARTICLE TWELVE: LANDLORD’S LIEN

ARTICLE THIRTEEN: PROTECTION OF LENDERS

13.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground Lease, deed or trust or mortgage encumbering the Property, and advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant’s right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise its default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

13.02. Attornment. If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale. Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord’s interest.

13.03. Signing of Documents. Tenant shall sign and deliver any instruments or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request. Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

13.04. Estoppel Certificates.

[ILLEGIBLE] Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i)

[ILLEGIBLE]

true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

ARTICLE FIFTEEN: MISCELLANEOUS

15.01. Force Majeure. In the event performance by Landlord of any term, condition or covenant in this Lease is delayed or prevented by any Act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, or any other cause not within the control of Landlord, the period for performance of such term, condition or covenant shall be extended for a period equal to the period Landlord is so delayed or hindered.

15.02. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. For convenience, each party hereto is referred to in the neuter gender, but the masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s expressed or implied permission.

15.03. Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provisions of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

14.04. Severability.  A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or

15.09. Venue. All obligations hereunder, including but not limited to the payment of commissions to the Principal REALTOR®. shall be performable and payable in Dallas, Dallas County, Texas.

15.10. Governing Law. The laws of the State of Texas shall govern this Lease.

15.11. Survival. All obligations of any party hereto not fulfilled at the expiration or the earlier termination of this Lease shall survive such expiration or earlier termination as continuing obligations of such party.

15.12. Binding Effect. This Lease shall inure to the benefit and be binding upon each of the parties hereto and their heirs, re- presentatives, successors and assigns; provided, however, Landlord shall have no obligation to Tenant’s successors or assigns unless the rights or interests of such successors or assigns are acquired in accordance with the terms of this Lease.

15.13. Execution as Offer. The execution of this Lease by the first party to do so constitutes an offer to lease the Property. Unless within the number of days stated in Section 1.15 above from the date of its execution by the first party to do so, this Lease is accepted by the other party and a fully executed copy is delivered to the first party, such offer shall be automatically revoked and terminated.

ARTICLE SIXTEEN: ADDITIONAL PROVISIONS AND RIDERS

Additional provisions may be set forth in-the blank space below, and/or a rider or riders attached hereto. If no additional provisions are to be inserted in the blank space below, please draw a line through such space. If no rider or riders are to be attached hereto, please state “no riders” in the blank space below. If a rider or riders are to be attached hereto, please state in the blank space below: “See rider or riders attached,” and please have Landlord and Tenant initial all such riders.

See riders attached:

1.                                       Exhibit ‘A’ – Legal Description

2.                                       Exhibit ‘D’ – Rules and Regulations

3.                                       Exhibit ‘E’ – Environmental Condition of Premises

The Landlord warrants that there is a Five Year warranty from the manafacturer on the units installed January, 1996, which is for parts only.

EXECUTED as of the date stated in Section 1.01 above.

ATTEST:	LANDLORD:	/s/ Neil Felder

	By:	/s/ Neil Felder

Titl:

Date of Execution by Landlord:
2-12-96

ATTEST	TENANT:	/s/ [ILLEGIBLE]

	By :	Metroplex Control Systems, Inc.

	Title :	President

EXHIBIT A

Tract I

Being a tract of land situated in the E.W. Hunt Survey, Abstract No. 590, in the City of Dallas, Dallas County, Texas, also being part of Block 2/6512 of Walnut Business Park Addition, filed on May 3, 1978 as recorded in Volume 78086, Page 0001 of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

Commencing at the intersection of the North R.O.W. line (60’ R.O.W.) of Arbuckle Court and the West R.O.W. line (60’ R.O.W.) of Ables Lane;

THENCE, N 89° 56’ 00” W, with said North R.O.W. line of Arbuckle Court for a distance of 250.00 feet to a point;

THENCE, N 0° 04’ E, for a distance of 177.14 feet to an iron rod set for corner at the POINT OF BEGINNING;

THENCE, N 89° 56’ 00” W, for a distance of 120.00 feet to an “X” cut in concrete for corner;

THENCE, N 0° 04’ 00” E, for a distance of 209.04 feet to an “X” cut in concrete for corner in the South R.O.W. line (53’ R.O.W.) of Southwell Road;

THENCE, N 89° 36’ 30” E, with said South R.O.W. line of Southwell Road for a distance of 120.00 feet to an iron rod set for corner;

THENCE, S 0° 04’ W, for a distance of 210.00 feet to the POINT OF BEGINNING AND CONTAINING 25,142.4 square feet or 0.577 acres of land, more or less.

EXHIBIT “D”

RULES AND REGULATIONS

The following Rules and Regulations are prescribed by Landlord in order to provide and maintain, to the best of Landlord’s ability, orderly, clean and desirable Leased Premises, building and parking facilities for the tenants therein and to regulate conduct in and use of Leased Premises, the building and parking facilities in such a manner as to minimize interference by others in the proper use of Leased Premises by Tenant. In the following Rules and Regulations, all references to Tenant include not only the Tenant, but, also, Tenant’s agents, servants, employees, invitees, licensees, visitors, assignees, and/or sublessees:

1.                                       Tenant shall not block or obstruct any of the entries, passages, doors, hallways, or stairways of building or parking area, or place, empty, or throw any rubbish, litter, trash, or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenants.

2.                                       Landlord will not be responsible for lost or stolen personal property, equipment, money, or any article taken from the Leased Premises, building, or parking facilities regardless of how or when loss occurs.

3.                                       The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be placed therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant.

4.                                       Tenant shall permit Landlord, during the six (6) months prior to the termination of this lease to show Leased Premises during business or non-business hours to prospective lessees and to advertise Leased Premises for rent.

5.                                       Any additional keys required by Tenant during the term of this lease shall be requested from Landlord and shall be paid for by Tenant upon delivery of keys to premises. In the event new locks are requested by Tenant, then all costs associated with such request (including hardware, installation and keys) shall be paid by Tenant.

6.                                       The common parking facilities are available for use by any and all Tenants. Landlord reserves the right to assign or allocate parking in the event of conflicts, abuse or improper use of these common parking facilities. It is generally understood that any Tenant should utilize only those parking spaces immediately adjacent to that Tenant’s specific Leased Premises.

Proper use of the common parking facilities is deemed to be that use which is occasioned by the normal in and out traffic required by the Tenant, in the normal course of the Tenant’s business operations.

Vehicles that are abandoned, disabled, have expired registration stickers, obstructing any means of ingress or egress to any Leased Premises, or in any way a general nuisance or hazard are subject to removal, without notice by Landlord’s designated wrecker and towing service. All costs associated with such removal shall be at the Tenant’s/Vehicle Owner’s expense.

7.                                       Tenant shall not use the building, Leased Premises, or parking facilities for housing, lodging, or sleeping purposes without express consent of Landlord in writing.

EXHIBIT “E”

ENVIRONMENTAL CONDITION OF PREMISES

STUDIES

Tenant shall furnish Landlord with a complete and legible copy of any study, report, test, survey or investigation performed by or on behalf of Tenant at any time involving the leased Premises and shall fully restore all areas and improvements where samples were taken or work performed and repair all damage resulting from any of the same and shall indemnify and hold Landlord harmless from and against all claims, actions, liabilities, damages, losses, injuries or deaths in connection with or arising out of or from any inspection, testing, sampling, or similar or dissimilar activity conducted by Tenant, Tenant’s agents or contractors at any time at the leased Premises or the Building for hazardous or toxic materials, whether under this Paragraph or Paragraphs (b) or (c) following or otherwise under or in connection with this Lease.

INSPECTIONS

Landlord and Tenant shall each have the right to periodically inspect, take samples for testing and otherwise investigate the leased Premises for the presence of hazardous or toxic materials. In this regard each party may conduct, or have conducted, such studies and investigations, conduct, or have conducted, such tests and surveys, and engage such specialists as, it deems appropriate to fairly evaluate the leased Premises and any risk from hazardous or toxic materials. In connection with any inspections, samples, surveys or tests to be performed by Landlord, Landlord shall not unreasonably interfere with Tenant’s business operations at the leased Premises and shall repair and damage to Tenant’s property, inventory or fixtures damaged as a result of such inspections, samples, surveys or tests and upon request shall furnish Tenant with a true and complete copy of any resulting report, survey or study. In connection with any inspections, samples, surveys or tests to be conducted by Tenant at the leased Premises, Tenant shall: (i) first notify Landlord of each proposed inspection, sample, survey or test and the scope, impact, and intent thereof and obtain Landlord’s written consent to perform the same [which consent shall not be unreasonably withheld or delayed (but it shall not be unreasonable for Landlord to refuse consent to any test, sample, survey or inspection intended to penetrate the roof, structural supports, foundation, exterior or demising walls, or structural elements of the Building, or which affect building systems, or which may penetrate in any manner the ground water under the leased Premises)]; and (ii) as stated above, restore the leased Premises and/or the property on which the leased Premises are located to the condition existing immediately prior to any such test, sample, survey and/or inspection and provide Landlord with true and complete copies of any survey, test, report or study obtained by or for the benefit of Tenant in connection with hazardous or toxic materials at the leased Premises.

PROHIBITION ON PLACEMENT OR DISPOSAL

Tenant shall not knowingly incorporate into, use, or otherwise place or dispose of at the leased Premises or in the Building or Project any toxic or hazardous materials in concentrations or levels sufficient that by the then-applicable EPA, OSHA or other applicable governmental standards cause the specific materials so identified to be classified or identified as toxic or hazardous materials except for the limited purposes of use and storage only where (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (iii) such materials are for use in the ordinary course of business (i.e., as with office or cleaning supplies), (iv) notice of and a copy of the current material safety data sheet is provided to Landlord for each such hazardous or toxic material and (v) such materials are used, transported, stored, handled and disposed of in accordance with all applicable governmental laws, rules and regulations. Landlord shall not knowingly dispose of at the leased Premises, Building or the Project any toxic or hazardous materials in concentrations or levels sufficient that by then-applicable EPA, OSHA or other applicable governmental standards cause the specific materials so identified to be classified or identified as toxic or hazardous materials and shall otherwise deal with all toxic or hazardous materials at the leased Premises, Building or Project in a manner that will not materially and adversely affect Tenant’s access, use or occupancy of the leased Premises and that any remediation or controls for toxic or hazardous materials at the leased Premises will be in accordance with all applicable governmental laws, rules and regulations. If Landlord or Tenant ever has knowledge of the presence in the leased Premises or the Building or the Project of such toxic or hazardous materials which affect the leased Premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge. For the purposes of this Lease, hazardous or toxic materials shall mean hazardous or toxic chemicals or any materials or wastes containing hazardous or toxic chemicals at levels or content which cause such materials or wastes to be classified as hazardous or toxic as then prescribed by the prevalent industry practice and standards or by the then-current levels or content as set from time to time by EPA or OSHA or as defined under 29 CFR 1910 or 29 CFR 1925 or other applicable governmental laws, rules and regulations.

TENANT’S COVENANTS TO REMOVE

If Tenant or its employees, agents, or contractors shall ever violate the provisions or Paragraphs (b) or (c) above (that apply to Tenant regarding toxic or hazardous materials), or if Tenant’s acts, negligence, breach of this provision or business operations directly and materially expand the scope of or materially worsen any contamination from toxic or hazardous materials, then Tenant shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and repair any damage to the leased Premises or [ILLEGIBLE]

MCS	Metroplex Control Systems, Inc.

2472 Southwell Dallas, TX 75229-4518 Phone: 972.406.9300 Fax: 972.406.1625

Fax Cover Letter

Date: 3/7/00

To:  Joel Heiser

Company:

Fax Number: (216) 696-2645

From: Jim

Regarding:

Fax Number: (972) 406-1625

Number of Pages, including cover sheet: 2

Comments:  Last page of previous fax sent.

If You Do Not Receive All of the Pages,

Please Call (972) 406-9300 As Soon As Possible

**************************

**** ACTIVITY REPORT ****

**************************

TRANSMISSION OK

TX/RX NO.	5186
CONNECTION TEL	12166962645
CONNECTION ID
START TIME	03/07 13:24
USAGE TIME	01’47
PAGES	2
RESULT	OK

MCS	Metroplex Control Systems, Inc.

2472 Southwell Dallas, TX 75229-4518 Phone: 972.406.9300 Fax: 972.406.1625

Fax Cover Letter

Date: 3/7/00

To: Joel Heiser

Company:

Fax Number: (216) 696-2645

From: Jim Moxon

Regarding: Lease

Fax Number: (972) 406-1625

Number of Pages, including cover sheet: 12

Comments:

If You Do Not Receive All of the Pages,

Please Call (972) 406-9300 As Soon As Possible

**************************

**** ACTIVITY REPORT ****

**************************

TRANSMISSION OK

TX/RX NO.	5183
CONNECTION TEL	12166962645
CONNECTION ID
START TIME	03/07 12:31
USAGE TIME	12’35
PAGES	11
RESULT	OK